              REVISED AGREEMENT FOR SALE AND PURCHASE OF ASSETS

      THIS REVISED AGREEMENT FOR SALE AND PURCHASE OF ASSETS (this "Agreement") is dated July 21, 2000 by and among IMX Pharmaceuticals, Inc., a Utah corporation ("Purchaser"), ETI International, Inc., a Nevada corporation ("ETI"), and Dri-Kleen, Inc. d/b/a Enviro-Tech International, a Nevada corporation ("ETIC"), and shall be effective as of 11:59 p.m., July 18, 2000 (the "Adjustment Date").


                                    RECITALS

      WHEREAS, ETIC is a manufacturing and direct sales company that markets products through a network of independent distributors (the "Distribution Network").

      WHEREAS, on May 17, 2000, ETI, ETIC and IMX entered into that certain Agreement for Sale and Purchase of Assets (the "Original Agreement") whereby the Parties (as defined below) desired that the Distribution Network would be operated for the benefit and at the risk of Purchaser and thereafter Purchaser would purchase the Distribution Network and certain other assets, and assume certain other liabilities, of ETI and ETIC.

      WHEREAS, the Parties now desire to rescind the Original Agreement and to declare it of no further force and effect, except as described below, and enter into this Agreement instead.

      WHEREAS, Purchaser desires to purchase and assume from ETI and ETIC, and ETI and ETIC desire to sell to Purchaser certain assets and liabilities pursuant to and in accordance with the terms and conditions of this Agreement.

      WHEREAS, Any terms used in this Agreement but not otherwise defined shall have the meanings ascribed to them in the Original Agreement and all Schedule numbers and headings used in this Agreement unless otherwise provided correspond to the Schedule numbers and headings used in the Original Agreement.

      WHEREAS, any Articles, sections or subsections contained in the Original Agreement but removed from this Agreement shall remain in full force and effect until the Closing (as defined below) of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Recitals set forth above are true and correct and incorporated herein as if fully set forth and further agree as follows:

                                    AGREEMENT

ARTICLE I.  THE PARTIES

SECTION 1.01. THE PARTIES

      (a) The Purchaser is a publicly traded Utah corporation having a business office at 2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431.

      (b) ETI is a Nevada corporation having a business office at 3930 Ali Baba Lane, Las Vegas, Nevada 89118.

      (c) ETIC is a Nevada corporation having a business office at 3930 Ali Baba Lane, Las Vegas, Nevada 89118. The term "Seller" includes ETIC and its subsidiaries.

SECTION 1.02. ASSIGNMENT

      (a) Purchaser may assign its rights or part of its rights under this Agreement to corporations that are wholly-owned subsidiaries of Purchaser, including without limitation IMX Sales and Marketing, Inc., a Florida corporation. No assignment shall be valid unless each such assignee assumes all applicable obligations of Purchaser under this Agreement. No assignment shall relieve Purchaser of its obligations under this Agreement.

      (b) Purchaser and Seller may not assign their rights under this Agreement except as provided in Subsection (a) and except for that assignment to Community First National Bank ("Community First") of certain rights of Seller under the Original Agreement.

      (c) For purposes of this Agreement, an assignment includes the purchase or sale of over 50% of the voting securities of Purchaser or Seller.

ARTICLE II. THE ASSETS PURCHASED AND LIABILITIES ASSUMED

SECTION 2.01. THE DISTRIBUTION NETWORK

      Purchaser shall purchase from Seller the "Distribution Network" which consists of the individuals and entities in North America, including the Caribbean Islands, that are or have been ETI Independent Distributors or Preferred Customers (the "Independent Distributors") as listed on Schedule 2.01.

SECTION 2.02. THE EQUIPMENT

      Purchaser shall purchase the "Equipment" which consists of all of the computers and associated hardware and other office, factory and warehouse equipment at the Facilities (as defined below) and the Canadian Property (as defined below) now used in the operation of or necessary to operate the Distribution Network as listed on Schedule 2.02 with the exception of certain leased equipment ("Equipment Lease") at the Facilities which cannot be assigned to Purchaser.

SECTION 2.03. THE SUPPLIES

      Purchaser shall purchase the "Supplies" which consists of all items of personal property constituting stocks on hand on the Adjustment Date (as defined below) of material used in connection with Seller's present operation of the Distribution Network, including office supplies, marketing materials, order forms, catalogues and distributor materials. Schedule 2.03 is an illustrative list of the types of materials constituting the Supplies.

SECTION 2.04. THE SOFTWARE

      Purchaser shall purchase the "Software" which consists of all computer programs, including compensation plan programs, routines, subroutines, processes and procedures now used in the operation of the Distribution Network and its web site. The Software is listed on Schedule 2.04. Copies of all agreements related to the Software have been delivered to Purchaser.

SECTION 2.05. THE PRODUCTION MATERIALS

      Purchaser shall purchase the "Production Materials" which consist of all copy, boards, graphics on disks, typography, printing plates, molds or other things necessary to reproduce existing Supplies. Schedule 2.05 is an illustrative list of the types of material constituting the Production Materials.

SECTION 2.06. THE RIGHTS

      Purchaser shall purchase the "Rights" which consist of the right to use all rights of Seller to domain names, patents, trade names, trademarks, service marks or other intellectual property currently used in the operation of the Distribution Network or in connection with the Products (as defined below). The Rights are listed on Schedule 2.06. A copy of each agreement authorizing Seller to use the Rights has been delivered to Purchaser. If any Right has been registered or if an application to register any Right is pending, all information about the registration or application known to Seller is shown on the Schedule. Seller has provided copies of all papers in its possession relating to registrations and applications to Purchaser.

SECTION 2.07. THE CONTRACT RIGHTS

      Purchaser shall purchase the "Contract Rights" which consist of all rights of Seller under any written leases and contracts relating to the operation of the Distribution Network, including the Equipment Leases. The Contract Rights also include commitments for the purchase of Products, the materials needed to make Products (excluding the existing contracts with Advanced Techniques, Inc. and Stephen D. and Leticia M. Leis ("Advanced Agreements")), and Supplies, for obtaining services, including credit card processing services, joint venture or partnership relationships, or with respect to advertising that was entered into in the regular and ordinary course of the operation of the Distribution Network. The Contract Rights do not include those leases and/or contracts that are not assignable as indicated on Schedule 2.07. All written and other agreements, other than the Equipment Leases, are listed on Schedule 2.07. Copies of all written instruments listed on the Schedule have been delivered to Purchaser. The leases, contracts and commitments under which the Contract Rights arise are sometimes called the "Contracts."

SECTION 2.08. RESERVED

SECTION 2.09. THE PERMITS

      Purchaser shall purchase the "Permits" which consist of all filings, licenses, permissions, authorizations, or permits granted by any government or governmental agency, authority or subdivision necessary to operate the Distribution Network, to the extent that the permits are assignable. Schedule
2.09 is a list of the Permits. Copies of the documents evidencing the Permits have been given to Purchaser. Purchaser acknowledges and understands that sale tax permits are not assignable.

SECTION 2.10. THE CANADIAN LEASE

      Purchaser shall assume and be responsible for all of Seller's obligations under the Canadian Lease, with those exceptions as set forth in this Agreement. The "Canadian Lease" is a lease for the office and warehouse (the "Canadian Property") located at 2090 Walkley Road, Ottawa, Ontario, Canada K1G 383.
Schedule 2.10 is a list of all the documents evidencing the Canadian Lease. Copies of these documents have been given to Purchaser.

SECTION 2.11. THE DISTRIBUTORSHIPS

      Purchaser shall purchase Seller's rights to the "Distributorships" which consist of any and all memberships in the Distribution Network presently owned by Seller. The Distributorships are listed on Schedule 2.11. Copies of the documents evidencing the Distributorships have been delivered to Purchaser.

SECTION 2.12. THE GOODWILL

      Purchaser shall purchase the "Goodwill" associated with the Distribution Network which consists of the goodwill developed by Seller from its operation of the Distribution Network.

SECTION 2.13. THE INVENTORY

      Purchaser shall purchase the "Inventory" which consists of all Products currently on hand at Seller's warehouses or other facilities as of the Adjustment Date. The term "Products" includes all products now manufactured for distribution through the Distribution Network either by Seller and/or its affiliates or produced under contract by others. Schedule 2.13 sets forth the Inventory being acquired by Purchaser. Notwithstanding the foregoing, all ENVE'(TM) products and raw materials shall not be purchased by Purchaser under this Agreement.

SECTION 2.14. THE LAS VEGAS PROPERTY

      Seller hereby grants Purchaser a non-revocable license to reasonable use of the Las Vegas Property so long as the Las Vegas Property is under the control of Seller, and to a reasonable extent the office furniture and equipment located in the Las Vegas Property not otherwise being acquired by Purchaser hereunder, consistent with the current use by Seller. Purchaser hereby acknowledges that there is a currently pending foreclosure proceeding by Jack Woodcock, a junior mortgage holder, and a foreclosure proceeding threatened by Enviro-Tech.com, PLC (collectively with Jack Woodcock, the "Junior Lienholders"), concerning the Las Vegas Property. From the Adjustment Date until

Purchaser no longer occupies the warehouse portion of the Las Vegas Property, Purchaser shall be responsible for (i) all payments to the first and second mortgage holders; and (ii) all reasonable costs of operating and maintaining the Las Vegas Property including, without limitation, real estate taxes, property insurance, water and sewer charges, utilities, trash pickup, ground keeping, the security system, exterminating, normal maintenance costs, cleaning crews and supplies and the salary of the facility manager ((i) and (ii), collectively, the "Las Vegas Expenses"). From the date that Purchaser no longer occupies the warehouse portion of the Las Vegas Property until the distributor services and information services of Purchaser's Las Vegas operations no longer occupy the Las Vegas Property, Purchaser shall pay one-third of the Las Vegas Expenses. Thereafter, if the Junior Lienholders have approved the Reimbursement, and for a period of up to four months or until Purchaser has expended $100,000, Purchaser shall pay all of the Las Vegas Expenses (the "Vacant Expenses"). Purchaser shall be reimbursed (the "Reimbursement") all amounts paid for the Vacant Las Vegas Expenses out of the proceeds of the sale of the Las Vegas Property, after all the obligations of the first and second trust deed notes on the Las Vegas Property are satisfied. Seller shall use all reasonable efforts to sell the Las Vegas Property prior to the completion of any foreclosure proceeding.

SECTION 2.15. THE ELBOW LAKE PROPERTY

      Purchaser shall purchase the "Elbow Lake Property" which consists of that certain real property located at 511 Industrial Park Boulevard, Elbow Lake, Minnesota. Purchaser shall assume and be responsible for all payments, mortgages, taxes, utilities or otherwise, with respect to the Elbow Lake Property accrued after the Adjustment Date, and shall assume and be responsible for all amounts due to Community First, including unpaid mortgage payments, accrued interest, expenses, etc., in connection with the Elbow Lake Property (the "Community Bank Obligations"). Seller shall be responsible for all expenses of the Elbow Lake Property, other than the Community Bank Obligations, accrued on or prior to the Adjustment Date. All documents and instruments concerning the Elbow Lake Property and describing the liens to which it is subject have been previously provided to Purchaser or are set forth on Schedule 7.01(o) of the Original Agreement. The Las Vegas Property together with the Elbow Lake Property are referred to herein as the "Facilities."

SECTION 2.16. TELEPHONE NUMBERS

      Purchaser shall acquire the rights to use Seller's telephone numbers at the Canadian Property and the Elbow Lake Property (the "Telephone Numbers") to the extent such telephone numbers are assignable.

SECTION 2.17. THE PROPERTY

      The "Property" consists of Seller's ownership rights in and to the Distribution Network, Equipment, Supplies, Software, Production Materials, Rights, Contract Rights, Permits, Canadian Lease, Seller's rights to the Distributorships, the Elbow Lake Property, the Telephone Numbers, and Seller's Goodwill. Notwithstanding any the foregoing, Property does not include bonds, security deposits or the like which are collateral to the Property or to utilities at the Facilities or the Canadian Property; provided, however, Seller shall not cancel or withdraw such bonds or security deposits until they have been replaced by Purchaser or 60 days from the Adjustment Date, whichever is sooner.

ARTICLE III. THE PURCHASE PRICE AND ITS PAYMENT

SECTION 3.01. PURCHASE PRICE

      In consideration of this Agreement and the purchase, transfer, sale, licensing, assumption and assignment of the Property, Purchaser shall pay to Seller a purchase price ("Purchase Price") consisting of the following:

         (a) Four Hundred Thousand Dollars ($400,000) which was paid on March 20, 2000 as a refundable deposit under the Original Agreement;

         (b) Eight Hundred Fifty Thousand Dollars ($850,000) which was paid on May 17, 2000 as an additional refundable deposit under the Original Agreement;

         (c) Six Hundred and Fifty Thousand Dollars ($650,000) (the "Cash Portion");

         (d) Six Hundred Thousand Dollars ($600,000) (the "Inventory Portion"); and

         (e) Two million five hundred thousand (2,500,000) shares (the "Stock Portion") of the Purchaser's common stock, $.001 par value per share ("Common Stock"). The Stock Portion shall have the registration rights as set forth in this Agreement.

SECTION 3.02. PAYMENT OF THE PURCHASE PRICE

         (a) The Cash Portion shall be paid, after all adjustments are made, on the Closing Date (as defined below) of this Agreement in lawful currency of the United States of America in immediately available funds.

         (b) The Inventory Portion shall be paid pursuant to an interest-free promissory note (the "Note") to be executed by Purchaser at the Closing Conference (as defined below). The Note shall be paid down as the Inventory is sold by Purchaser, with any remaining balance due and payable 90 days after the Closing Date. Payments on the Note shall be made each Tuesday for the Inventory sold during the week ending the previous Friday. Purchaser shall be given a credit toward payments due under the Note in the amount of $84,000 at the rate of $28,000 per month.

         (c) The Stock Portion shall be issued to ETIC in certificates representing two million five hundred thousand shares on the Closing Date.

SECTION 3.03. ADJUSTMENTS TO PURCHASE PRICE

      Upon Closing, the Purchase Price shall be adjusted to take into account the following:

         (a) The Cash Portion shall be adjusted to reflect Purchaser's and distributor's cash balances in ETI's accounts as of the Adjustment Date as agreed by Purchaser and Seller prior to the Adjustment Date.

         (b) The Cash Portion shall be adjusted to reflect all unpaid expenses of the Elbow Lake Property accrued on or before the Adjustment Date, other than the Community Bank Obligations.

         (c) The Cash Portion shall be adjusted in the amount of $120,000 in satisfaction of Seller's obligation to Shulman & Associates for Seller's portion of the broker's fee for this Agreement.

         (d) The Cash Portion shall be adjusted in the amount of $10,160 to reflect certain unpaid sales taxes owed to the State of Minnesota; provided, however, Purchaser shall reimburse ETI or ETIC the difference between $10,160 and the actual amount paid by ETI or ETIC to satisfy the sales tax obligation to the State of Minnesota.

         (e) Seller shall also assign 100,000 shares of the Stock Portion to Shulman & Associates in satisfaction of Seller's portion of the broker's fee for this Agreement.

SECTION 3.04. REGISTRATION OF THE STOCK PORTION

      Purchaser shall upon the closing commence the preparation of a registration statement with the Securities and Exchange Commission ("SEC") for the purpose of registering the Stock Portion under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall file such registration statement with the SEC within 30 days of the closing. Purchaser shall make every reasonable effort to cause the registration statement to be granted effectiveness by the SEC as soon as possible. Seller shall be responsible for 50% of the pro rata costs of the registration (including maintaining the effectiveness of the registration statement) and sale, including brokers' commissions, fees, costs, and expenses, legal and accounting fees and costs, printing costs, and other expenses in proportion to the number of shares of Common Stock being registered.

SECTION 3.05. RESTRICTIONS ON SALE OF STOCK PORTION

      Except with respect to 500,000 shares of the Stock Portion, Seller shall agree to any reasonable lock-up or other reasonable restriction on its sale or other transfer of the Stock Portion as reasonably requested by any investment banker employed by Purchaser to underwrite or otherwise see to the sale of Purchaser's equity securities or securities convertible into the Common Stock. With respect to the first 500,000 shares of the Stock Portion to be sold by Seller, Seller shall notify Purchaser of such proposed sale at least three business days prior to the sale.

SECTION 3.06. SUPERVISION OF SALES

      Until the earlier to occur of one year from the Adjustment Date or the sale of the first 500,000 shares of the Stock Portion, at any time Seller shall not sell any of such shares except in a manner or through an investment banker or broker-dealer acceptable to Purchaser, which acceptance shall not be unreasonably withheld. Until the earlier to occur of two years from the Adjustment Date or the sale of the next 1,000,000 shares of the Stock Portion, Seller shall not sell any of such shares except in a manner or through an investment banker or broker-dealer acceptable to Purchaser, which acceptance shall not be unreasonably withheld.

ARTICLE IV. REPRESENTATIONS

SECTION 4.01. SELLER'S REPRESENTATIONS

      Seller and ETI, jointly and severally, represent to Purchaser as follows:

         (a) ETI and ETIC are corporations validly existing and in good standing under the laws of the State of Nevada. ETIC is a wholly owned subsidiary of ETI.

         (b) ETIC owns all of the capital stock of its subsidiaries. Each subsidiary is validly existing and in good standing under the laws of the state or province of its incorporation.

         (c) Seller has delivered, or will deliver prior to the Closing Date, to Purchaser true and complete copies of all charter documents, by-laws, and amendments thereto for ETI, ETIC, and its subsidiaries.

         (d) The execution, delivery, and consummation of the transactions contemplated by this Agreement have been duly authorized by their respective Boards of Directors and Stockholders of Seller and ETI and will not contravene any provisions of law, an order of any court or other agency of government, or of their Articles of Incorporation or Bylaws. Any consents, approvals, authorizations, registrations, or qualifications with any person, bank, or any governmental body or court having the authority or power to regulate, supervise, or direct the business and affairs of Seller or ETI that is necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Closing Date. Nothing in any agreement to which any of Seller or ETI is a party prohibits the execution or implementation of this Agreement.

         (e) This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (f) Seller may assign the agreements with members of the Distribution Network without the members' consent. Nothing in any agreement with any member of the Distribution Network or any other person prohibits the execution or implementation of this Agreement. This Agreement and its implementation will not void any agreement with any member of the Distribution Network. Seller has provided, or will provide prior to the Closing, Purchaser with true and complete copies of every version of its applications, agreements, and policies and procedures that are applicable to any present member of the Distribution Network.

         (g) This Agreement is not in violation of any law or regulation of any governmental jurisdiction in which Seller does business or, to its knowledge, has members of the Distribution Network.

         (h) The lists, copies, and other information provided on the Schedules or delivered pursuant to this Agreement are accurate and complete in every material respect. No party to any agreement delivered pursuant to this Agreement or referred to in or attached to any Schedule is in default thereof except as indicated in the applicable Schedule.

         (i) RESERVED.

         (j) Seller has no knowledge of and has received no notice of any complaint about its business practices or of any alleged violation of any law or regulation with respect to its business practices or any Product from any person, including the Direct Selling Association.

         (k) Seller owns all the Rights free and clear of any liens, claims, or other title defects except as listed on Schedule 7.01(k). Seller has the full power and right to transfer title to the Rights without the consent of any other person.

         (l) Seller has not received any notification of infringement by Seller or any claims with regard to any Right or any other trademark, service mark or trade name from any person, and Seller is not aware of a basis for any claim. To the best of Seller's knowledge, no right or other trademark, service mark or trade name used by Seller in connection with its business infringes any trademark, service mark or trade name of others in any country in which the trademark, service mark or trade name is used in connection with the manufacture or sale of any Product or otherwise.

         (m) Seller owns the Equipment (with the exception of the equipment at the Facilities that is leased as indicated on Schedule 2.02), Supplies, Software, Production Materials, Distributorships, and Goodwill free and clear of any liens, claims, or other title defects and has the full power and right to transfer title to them without the consent of any other person. The Equipment, Supplies, and Production Materials are in substantially good operating condition and repair excluding ordinary wear and tear, taking into consideration the age and prior use of same, and are in compliance with all applicable laws, regulations, orders and ordinances. The value of fixed assets used in the business of Seller has not been written up.

         (n) The agreements with the members of the Distribution Network, the Advanced Agreements, the Equipment Leases (other than Heller Financial Global Vendor Finance), the Contracts, and the Canadian Lease are in full force and effect and not in default. All payments due under them have been made through the date of this Agreement and will be made through and including the Adjustment Date. Except as otherwise disclosed on the applicable Schedule or otherwise disclosed to Purchaser, Seller has no knowledge of and has received no notice of any alleged breach of any of them from any person and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a breach. The properties subject to the Canadian Lease are not subject to any pending or, to the knowledge of Seller, threatened adverse change, judicial order, ordinance or zoning restriction which materially affects the use of such properties in the business of Seller or would affect the use thereof.

         (o) To the best knowledge of Seller, Seller owns the Facilities in fee simple absolute subject only to the liens listed on Schedule 7.01(o). Copies of the documents evidencing the liens on the Facilities have been delivered prior to the Closing to Purchaser. Except as otherwise disclosed, Seller has no knowledge of and has received no notice of any alleged default of any lien from any person, government, or governmental entity or agency. Except as otherwise disclosed on the applicable Schedule or otherwise disclosed to Purchaser, Seller knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a default under an existing lien or would give rise to an additional lien.

         (p) The Permits are all the permits or other legal authorizations necessary for Seller to operate the Distribution Network and otherwise conduct its business as presently conducted. The

Permits are in full force and effect. Seller has no knowledge of and has received no notice of any alleged violation of any Permit from any person, including the Direct Selling Association, and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a violation. It has the full power and right to transfer the Permits, subject to the permits being assignable by law, without the consent of any other person except as described in Schedule 2.09.

         (q) The Insurance Policies are listed on Schedule 7.01(q). The Schedule shows each policy's carrier, the amount of coverage, its expiration date, and the date through which premiums have been paid. All Insurance Policies are now in full force and effect. The Insurance Policies are all the liability and other insurance necessary with respect to the Property, Products, operation of the Distribution Network, and the use of the Facilities, Equipment, and the property subject to the Canadian Lease. A copy of any review of insurance coverage by any insurance broker or consultant or other person has been listed on the Schedule and delivered to Purchaser.

         (r) The Financial Statements are listed on Schedule 7.01(r). True and complete copies of the Financial Statements have been delivered to Purchaser. Each of the Financial Statements is true and complete with respect thereto. Each item therein was prepared in accordance with generally accepted accounting principals, consistently applied, and accurately reflect the financial condition of Seller or ETI and the results of their operations in for the periods to which they relate. There has been no material change in the financial condition or the operations of Seller or ETI not reflected in the Financial Statements or otherwise disclosed to Purchaser. Seller has received no auditors' letters from its accountants other than those listed on the Schedule. True and complete copies of the auditors' letters have been delivered to Purchaser.

         (s) The Internal Revenue Service ("IRS") has not audited Seller's tax returns since 1994 except as listed on Schedule 7.01(s). Copies of any audit papers and any other communications with the IRS have been delivered to Purchaser.

         (t) (i) Seller has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on Schedule 7.01(t), has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all governmental charges, duties, penalties, interest and fines (collectively, "Other Charges") due and payable on or before the date of this Agreement.

            (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax returns by Seller or for the payment by, or assessment against, either of any tax, deficiency, assessment or Other Charges.

            (iii) There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against Seller in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

            (iv) Seller has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers. Purchaser acknowledges and understands that Seller's obligation to continue to so withhold, collect and pay such taxes shall cease as of the Adjustment Date and shall become the responsibility of Purchaser.

            (v) Seller is in arrears in the payment of Federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes as specified on Schedule 7.01(t) ("Delinquent Taxes"). The Schedule sets forth the type of Delinquent Tax, to which government entity it is owed, and the amount, including penalties now due.

         (u) RESERVED.

         (v) Seller is not a party to any civil litigation or arbitration proceeding except as listed on Schedule 7.01(v) or otherwise disclosed to Purchaser. Seller has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on the Schedule or otherwise disclosed to Purchaser. Seller has provided, or will provide prior to the Closing Date, Purchaser a summary of the proceedings listed on the Schedule or otherwise disclosed to Purchaser.

         (w) Seller has no knowledge of and has received no notice of any release or other discharge or leak of or storage or possession of any substance or material defined as hazardous under the laws of the United States, Canada, Nevada, Minnesota, or Ontario at the Las Vegas Property, the Elbow Lake Property or the property subject to the Canadian Lease. Seller has no knowledge of and has received no notice of any complaint about violations of environmental law by a former owner or tenant of any of the forgoing properties.

         (x) Schedule 7.01(x) sets forth a complete description of incentive awards now in effect for members for the Distribution Network ("Incentive Awards").

         (y) (i) Seller is acquiring the Stock Portion for investment and not with a view toward distribution. Seller acknowledges and understands that it must bear the economic risk of an investment in the Stock Portion being acquired pursuant hereto for an indefinite period of time since such securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to Purchaser to that effect are obtained. Notwithstanding the foregoing, this shall not preclude the resale of the Stock Portion to the public subsequent to the Closing Date pursuant to an effective registration statement as contemplated in Section 3.04 hereof. The certificates representing the Stock Portion (unless such securities have been registered) shall bear on their face the following legend:

            The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), as amended. These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act or an opinion of counsel for the Corporation that such registration is not required.

            (ii) Seller, taking into account the personnel and resources it can practically bring to bear on the purchase of the Stock Portion contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in Stock Portion presenting an investment decision like that involved in the purchase of the Stock Portion.

            (iii) Seller has had the opportunity to ask questions of and receive answers from representatives of Purchaser or persons acting on its behalf concerning the terms and conditions of the proposed investment in Purchaser, has had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about Purchaser, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Stock Portion.

            (iv) Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (z) Seller is in compliance with, and has not received any notice of any violation of, nor any notice regarding a pending site visit or investigation pursuant to, the Occupational Health and Safety Act and the regulations issued pursuant thereto.

         (aa) To the best knowledge of Seller, Seller has complied with the continuation coverage requirements for Group Health Plans contained in Section 4980(f) of the Code, as added by the Consolidated Omnibus Budget Reconciliation Act of 1989, as amended ("COBRA"), relating to Seller's group health plans.

         (bb) Neither Seller nor any of its officers, employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of Seller (or assist it in connection with any actual or proposed transaction) which (i) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Seller as reflected in any of the Financial Statements or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of Seller.

         (cc) Each of the Schedules described in this Article IV is dated as of the Adjustment Date, identified specifically as a schedule to a particular article, certified by Seller as being true and complete in every material respect, and has been delivered or made available to the Purchaser by the Seller. Information disclosed in any schedule described in this Article IV shall not be deemed disclosed for purposes of any other schedule hereto.

         (dd) None of the representations, warranties, covenants or agreements by ETI or ETIC in this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

         (ee) All statements contained in any certificate or other instruments delivered by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Seller.

SECTION 4.02. PURCHASER'S REPRESENTATIONS

         Purchaser represents as follows:

         (a) Purchaser is a corporation that was duly organized and is validly existing and in good standing under the laws of the State of Utah.

         (b) The execution, delivery and performance of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Purchaser, and will not contravene any provisions of law, or an order of any court or other agency of government or of its Articles of Incorporation or Bylaws. Any and all consents, approvals, authorizations, or orders of or registrations or qualifications with any person, bank, governmental body, or court having authority or power to regulate supervise or direct the business and affairs of Purchaser necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Effective Date.

         (c) This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (d) Nothing in any agreement to which Purchaser is a party prohibits the execution or implementation of this Agreement.

         (e) This Agreement is not in violation of any law or regulation of any governmental jurisdiction in which Purchaser does business.

         (f) The Common Stock of the Stock Portion, when issued in accordance with this Agreement, will be duly authorized, validly issued, outstanding, fully paid and non-assessable.

         (g) The reports and other documents filed by Purchaser with the SEC were complete and accurate when filed and have been updated or supplemented as appropriate. The financial statements included or referenced therein were prepared in accordance with generally accepted accounting principals, consistently applied, and accurately reflect the financial condition of Purchaser and the results of its operations for the periods to which they relate. There has been no material change in the financial condition or the operations of Purchaser which has not been included in a report filed with the SEC.

         (h) Purchaser is not a party to any civil litigation or arbitration proceeding except as listed on Schedule 7.02(h). Purchaser has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on the Schedule. Purchaser has provided Seller with a copy of the pleadings or a summary of the proceedings listed, as well as any letters from Purchaser's counsel to Purchasers auditors for any fiscal year after 1996 relating to litigation, contingent liabilities, and other matters.

         (i) All statements contained in any certificate or other instruments delivered by or on behalf of the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Purchaser.

         (j) The IRS has not audited Purchaser's tax returns since 1994 except as listed on Schedule 7.02(j). Copies of any audit papers and any other communications with the IRS have been delivered to Seller.

         (k) (i) Up to and as of the Closing Date, Purchaser has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on Schedule 7.02(k), has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all Other Charges due and payable on or before the date of this Agreement..

            (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax returns by Purchaser or for the payment by, or assessment against, either of any tax, deficiency, assessment or Other Charges.

            (iii) There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against Purchaser in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

            (iv) Purchaser has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers. Purchaser will continue to so withhold, collect and pay such taxes after the Adjustment Date with respect to the former employees of Seller.

            (v) Purchaser is not in arrears in the payment of Federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes.

         (l) Purchaser has no knowledge of and has received no notice of any release or other discharge or leak of or storage or possession of any substance or material defined as hazardous under the laws of the United States or Florida. Purchaser has no knowledge of and has received no notice of any complaint about violations of environmental law by a former owner or tenant of any of its existing or former properties.

         (m) Purchaser is in compliance with, and has not received any notice of any violation of, nor any notice regarding a pending site visit or investigation pursuant to, the Occupational Health and Safety Act and the regulations issued pursuant thereto.

         (n) Neither Purchaser nor any of its officers, employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of Purchaser (or assist it in connection with any actual or proposed transaction) which (i) might subject Purchaser to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Purchaser or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of Purchaser.

         (o) None of the representations, warranties, covenants or agreements by Purchaser in this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

ARTICLE V.  CONDITIONS PRECEDENT TO THE CLOSING

SECTION 5.01. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         Notwithstanding any other provision herein, the obligations of the Purchaser under this Agreement are, at the option of the Purchaser, subject to the fulfillment of each of the conditions set forth below.

         (a) The representations of the Seller and ETI contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date. On or before the Closing Date, the Seller shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) The Purchaser shall have received a certificate executed by the Secretary of ETI and ETIC setting forth a copy of the resolutions adopted by their respective Boards of Directors and stockholders of ETI and ETIC approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (c) The Purchaser shall have received an opinion of Kummer Kaempfer Bonner & Renshaw, counsel for Seller, dated as of the Closing Date to the effect that (i) ETI and ETIC are corporations that are validly existing and in good standing under the laws of the state of their incorporation and have the corporate power to carry on their business as it is now being conducted and is qualified to do business in Nevada; (ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by ETI and ETIC, and is the valid and binding obligation of ETI and ETIC, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) counsel has no knowledge of a breach by ETIC or ETI of any representation made by ETIC or ETI pursuant to this Agreement; (v) counsel has no knowledge of any pending or threatened litigation, action, or proceeding involving ETIC or ETI or the entry of any orders or injunctions which might materially and adversely affect or impair the Property; and (vi) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of ETI or ETIC.

         (d) RESERVED.

         (e) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by Purchaser, or the conveyance by Seller, of the Property.

         (f) RESERVED.

         (g) The Property has not been subjected to any lien, charge, or any other encumbrance not disclosed herein.

         (h) The Property shall not have suffered any destruction or damage by fire, explosion or other calamity exceeding Ten Thousand Dollars ($10,000.00) in value not covered by insurance, nor has any other event, condition or state of facts of any character occurred which materially and adversely affects, or, to the best of the knowledge of the Seller, threatens to materially and adversely affect, the Property, business or financial condition of the Seller.

         (i) Seller has executed the Revised Supply Agreement which sets forth the terms and conditions under which Seller shall serve as Purchaser's exclusive supplier of certain proprietary formulae (the "Formulae") used in the manufacture of the Dri Wash `n Guard products.

         (j) Rodney C. Yanke has executed the Option Agreement set forth as
Schedule 8.01(j).

         (k) RESERVED.

         (l) RESERVED.

         (m) Seller has executed any Documents (as defined below) that require its execution.

         (n) Seller's accountants McGladrey & Pullen, LLP, shall have completed a certified audit of ETI for the three years ended December 31, 1997, 1998 and 1999.

         (o) Purchaser has received reasonably satisfactory evidence that Community First has released Seller from its obligations to it to make certain payments and pledges from the Closing Portion, the First Post Closing Payment, the Second Post Closing Payment and the Stock Portion as those terms were defined in the Original Agreement, and that it will not move to execute on its judgment concerning the Elbow Lake Property.

         (p) Seller shall have delivered to its credit card processor irrevocable instructions to direct all funds received by it to a collection account for the benefit of IMX.

         (q) Seller shall have filed with the Clark County Clerk's Office such filings as are necessary to consent to Purchaser's doing business as "IMX-ETI Life Partners" in Clark County, Nevada.

SECTION 5.02. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE

         Notwithstanding any other provision herein, the obligations of the Seller under this Agreement are, at the option of the Seller, subject to the fulfillment of each of the conditions set forth below.

         (a) The representations of the Purchaser contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date. On or before the Closing Date, the Purchaser shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) The Seller shall have received a certificate dated as of the Closing Date executed by Secretary of the Purchaser setting forth a copy of the resolutions adopted by Purchaser's Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (c) The Seller shall have received an opinion of Nason, Yeager, Gerson, White & Lioce, P. A., counsel for the Purchaser, dated as of the Closing Date to the effect that (i) Purchaser is a corporation that was duly incorporated and is validly existing and in good standing under the laws of the state of Utah and has the corporate power to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction where it owns or leases property or where the nature of the business conducted by it requires such qualification; (ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by Purchaser, and is the valid and binding obligation of Purchaser, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) counsel has no actual knowledge of a material breach by Purchaser of any representation made by it pursuant to this Agreement; (v) the issuance of the Stock Portion to the Seller will be exempt from the registration provisions of the Securities Act and will not violate the registration provisions of Section 5 of the Securities Act; (vi) the Stock Portion, when issued, will be duly issued, fully paid, and non-assessable; and (vii) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of Purchaser.

         (d) RESERVED.

         (e) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by the Purchaser, or the conveyance by the Seller, of the Property.

         (f) RESERVED.

         (g) Purchaser has executed any Documents (as defined below) that require its execution.

ARTICLE VI. THE CLOSING

SECTION 6.01. THE CLOSING CONFERENCE AND CLOSING DATE

         The Closing Conference shall take place at Seller's business office or at another place as agreed between the Parties. It shall be held at 10:00 o'clock AM, local time. The Closing Date shall be July 21, 2000.

SECTION 6.02. SELLER'S AND ETI'S RESPONSIBILITIES AT THE CLOSING CONFERENCE

         At the Closing Conference, Seller and ETI shall take the actions listed below:

         (a) Seller shall deliver all the instruments listed in this subsection ("Documents"):

               (i) An assignment of all the agreements with the members of the Distribution Network.

               (ii) Bills of Sale for the Equipment (other than the Leased Equipment), the Supplies, the Software, the Rights owned by Seller and the Production Materials (collectively, the "Bills of Sale").

               (iii) Assignments of the Equipment Leases, any licenses relating to the Software, the Contract Rights, the Permits, the Canadian Lease, and the Distributorships (collectively the "Assignments").

               (iv) The Revised Supply Agreement and the Option Agreement.

               (v) Quitclaim Deed conveying title to the Elbow Lake Property.

               (vi) An affidavit of title concerning the Elbow Lake Property.

               (vii) The opinion of Kummer Kaempfer Bonner & Renshaw.

               (viii) The officers' certificate as required by Section 5.01(b).

               (ix) An assignment concerning the 100,000 shares of the Stock Portion in favor of Shulman & Associates.

               (x) The pledge agreement concerning the pledge of 500,000 shares of the Stock Portion to IMX.

         (b) Seller also shall deliver all of the following to Purchaser:

               (i) All keys, passes, and other things necessary to access the Facilities and the property subject to the Canadian Lease not previously delivered or made available to Purchaser.

               (ii) All disks and documentation related to the Software not previously delivered or made available to Purchaser.

               (iii) All codes and other passwords necessary to control and operate all software, voicemail, e-mail, and other systems used in connection with the operation of the Distribution Network not previously delivered or made available to Purchaser.

SECTION 6.03. PURCHASER'S RESPONSIBILITIES AT THE CLOSING CONFERENCE

         At the Closing Conference, Purchaser shall take the actions listed below:

         (a) Purchaser shall deliver to Seller the Cash Portion of the Purchase Price subject to the adjustments set forth in Section 3.03.

         (b) Purchaser shall deliver to Seller the Note in the principal amount representing the Inventory Portion of the Purchase Price.

         (c) Purchaser shall deliver certificates of its Common Stock registered in the name of ETIC representing the Shares portion of the Purchase Price.

         (d) Purchaser shall accept the Assignments, the Bills of Sale and the Quitclaim Deed.

         (e) Purchaser shall accept delivery of the Revised Supply Agreement and the Option Agreement.

         (f) Purchaser shall deliver the opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

ARTICLE VII. ADDITIONAL COVENANTS

SECTION 7.01. TAXES

         (a) Notwithstanding any other provision of this Agreement, Seller shall not be required to pay all unpaid sales taxes prior to Closing; however, following the Closing, Seller shall make every reasonable effort to make acceptable payment arrangements with the states to which sales taxes are due and Seller shall pledge up to 500,000 shares of the Stock Portion to Purchaser for up to two years pursuant to a pledge agreement substantially in the form of
Schedule 10.01(b) to the Original Agreement as security for the payment of the unpaid sales taxes.

         (b) Purchaser shall apply for and otherwise secure sales tax accounts in every state in which sales taxes will accrue in connection with the operation by Purchaser of the Distribution Network immediately following the Closing Date.

SECTION 7.02. NON-COMPETITION AND NON-SOLICITATION

         (a) For so long as the Revised Supply Agreement is effective plus 50 years, Seller shall not, engage, directly or indirectly, in the distribution or sale of any of the Products in North America, including the Caribbean Islands, except to local, state and federal governments and government agencies for consumption by such governments and government agencies and not for resale and except to those persons listed on Schedule 7.02(a); and except also for Products dropped from the product line of products distributed in North America through the Distribution Network; provided, however, that Seller may not sell or distribute Products through multi-level marketing distribution channels.

         (b) For a period of five years from the Closing Date, neither Seller, ETI, nor any of its representatives shall solicit to employ, engage as a consultant, or organize a corporation, partnership, limited liability company or otherwise enter into a joint venture arrangement with any of the members of the Distribution Network, or the distributors, principal suppliers, consultants or principal creditors of Purchaser, to the extent that such are not currently suppliers, consultants, or creditors of Seller.

         (c) For so long as the Revised Supply Agreement is effective and is not in default by Purchaser plus 50 years, Seller and ETI shall not engage, directly or indirectly, in network or multi-level marketing sales of any products or services in North America.

         (d) For so long as the Revised Supply Agreement is effective plus 50 years, Purchaser shall not engage, directly or indirectly, in network or multi-level marketing sales of Products outside of North America.

         (e) Seller and ETI acknowledge that (i) compliance with the provisions of this Section is necessary to protect the business and goodwill of Purchaser;
(ii) Seller and ETI have no right to derive profits or benefits of any kind from any violation of any of the provisions of this Section; (iii) Purchaser would suffer irreparable harm if any of those provisions were breached; and (iv) Purchaser would not have an adequate remedy at law for the breach or threatened breach of those provisions. If Seller or ETI breaches or threatens to breach any of the provisions set forth in this Section, Purchaser may (i) in addition to other available remedies, seek and obtain equitable remedies, including injunction of the breach or threatened breach and an accounting and disgorgement of all profits resulting from any and (ii) collect its reasonable attorney's fees and costs incurred in enforcing it's rights under this Agreement.

         (f) Notwithstanding the foregoing, the limitations and restrictions set forth in this Section 7.02 shall be of no force and effect against Seller in the event Purchaser is in material breach of the Revised Supply Agreement under the terms thereof.

SECTION 7.03. ASSUMPTION AND PAYMENT OF CERTAIN OTHER LIABILITIES OF SELLER AND
              ETI

         From the Adjustment Date, Purchaser shall assume and be responsible for all payments or other liabilities due and owing by either Seller or ETI in connection with Garden State Nutritionals, a division of Vitaquest International, Inc. ("Garden State"), and Portman-Harmony, Inc. Purchaser shall pledge 300,000 shares of Purchaser's Common Stock to Garden State as security for the payment of this obligation.

SECTION 7.04. ASSUMPTION AND PAYMENT OF COMMUNITY BANK OBLIGATIONS

         From the Closing Date, Purchaser shall assume and be responsible for all payments or liabilities due under the Community Bank Obligations. Purchaser shall pledge 500,000 shares of Purchaser's Common Stock to Community First as security for the payment of this obligation.

SECTION 7.05. ASSUMPTION OF COBRA OBLIGATIONS

         From the Adjustment Date forward, Purchaser shall assume full responsibility for assuring compliance with the requirements of COBRA with respect to any current or former employee of Seller who becomes, or has become, an employee of Purchaser who experiences a qualifying event, whether such qualifying event occurred before or after the Adjustment Date under any group health plan maintained by Seller prior to the Adjustment Date.

SECTION 7.06. REMOVAL OF YANKE FROM CERTAIN PERSONAL GUARANTIES

         Purchaser acknowledges that Rodney C. Yanke is a personal guarantor of certain debts being assumed by Purchaser, specifically Mr. Yanke personally guaranteed that certain obligation to Community First concerning the Elbow Lake Property and to Garden State Nutritionals, a division of Vitaquest International, Inc. From the Closing Date, Purchaser shall use its reasonable best efforts to remove Mr. Yanke as guarantor of such obligations and shall comply with all reasonable requests for assistance, information, documents or otherwise of Seller, ETI or Mr. Yanke in connection therewith.

SECTION 7.07. ALLOCATION OF BONUS POOL/ROAD TO PLATINUM INCENTIVE AWARDS

         Purchaser and Seller hereby agree that the payment of all incentive awards or bonuses earned by and owing to the members of the Distribution Network shall be prorated between them. That portion of a bonus or award earned by a member of the Distribution Network prior to May 21, 2000 shall be borne by Seller. Any portion of a bonus or award earned by a member of the Distribution Network from May 22, 2000 forward shall be borne by Purchaser. Notwithstanding the foregoing, Purchaser shall not be responsible for the payment of any incentive award or other bonus accrued by or owing to Charmaine Adair prior to the Adjustment Date and Seller shall be solely responsible for such payments accrued and owing Charmaine Adair through the Adjustment Date.

SECTION 7.08. LITIGATION PROCEEDS

         Purchaser acknowledges that there are currently pending litigation proceedings concerning the Elbow Lake Property. Purchaser hereby covenants and agrees that any settlement, damages or other award or proceeds shall be the sole and exclusive property of Seller to which it has no interest or claim. Any proceeds received by Purchaser in connection with such litigation shall be remitted immediately to Seller.

SECTION 7.09. CONFIDENTIALITY WITH RESPECT TO THE FORMULAE

         Purchaser acknowledges and agrees that it could have access to certain trade secrets, know-how, proprietary processes and formulae (collectively, "Proprietary Information"), whether patentable or unpatentable, necessary to manufacture the Formulae used to make the Dri Wash `n Guard Products. For so long as Seller is able to perform under the Revised Supply Agreement, or for any such longer period that Purchaser continues to purchase Formulae from Seller, Purchaser shall not disclose, use, permit the use, reverse engineer or take any other action in contravention of Seller's right to exclusively manufacture and distribute the Formulae or otherwise exploit the Proprietary Information.

SECTION 7.10. OPERATION OF SOFTWARE

         For a period of one year from the Closing Date, Seller shall continue to assist Purchaser, at Purchaser's sole cost and expense, with the operation, modification and replacement of the Software as reasonably required by Purchaser.

SECTION 7.11. RESTRICTION OF ISSUANCE OF PURCHASER'S CAPITAL STOCK

         Until the earlier to occur of (a) two years after the Closing Date or
(b) the one million (1,000,000) shares of the Stock Portion are sold by Seller or ETI, Purchaser shall not issue any additional capital stock without the prior written consent of ETI, which consent shall not be unreasonably withheld. ETI hereby consents to the issuance of additional capital stock (a) in an amount equal to the number of shares currently allocated to Purchaser's stock option plan, (b) in an amount equal to the number of shares allocated to Purchaser's existing warrants, (c) up to five million shares for the acquisition of additional companies, (d) in order to raise funds to pay any part of the Cash Portion, (e) to acquire Select Benefits, Inc., (f) to acquire Classic Optical Laboratories, Inc., and (g) in an amount equal to the number of shares issued and outstanding as of May 22, 2000 but subsequently surrendered or otherwise returned to Purchaser.

SECTION 7.12. NO CHANGES IN BOARD EFFECTED BY SELLER

         After the Closing Date and for a period of two years, Seller shall vote any portion of the Stock Portion then owned in favor of all directors nominated by Purchaser's board of directors.

SECTION 7.13. APPOINTMENT OF DIRECTORS OF PURCHASER

         After the Closing Date and on the approval of Purchaser, which such approval shall not be unreasonably withheld, Seller shall nominate two members of ETI's board of directors to sit on Purchaser's Board of Directors. Purchaser shall take every reasonable action to cause such persons to be appointed or elected to Purchaser's board of directors. Seller and Purchaser understand and agree that all members of Purchaser's board of directors must provide Purchaser with the personal information necessary to satisfy Purchaser's legal reporting obligations. In addition, Seller and Purchaser agree that except in unusual circumstances no person who has been convicted of a felony or subject to a permanent injunction against future violations of securities laws, mail fraud, U.S. Food and Drug Administration or Federal Trade Commission rules and regulations, state securities laws or state multi-level marketing laws, should be a member of Purchaser's board of directors.

SECTION 7.14. RESTRICTIONS ON DISTRIBUTION OF PRODUCTS

         Following the Effective Date, Purchaser shall not distribute the Products by any other means other than through the Distribution Network, and shall only distribute the Products in North America, including the Caribbean Islands.

SECTION 7.15. CONTINUATION OF IMX-ETI LIFE PARTNERS

         Following the Closing, Purchaser shall continue to operate the Distribution Network and sell the Products under the name of "IMX-ETI Life Partners."

SECTION 7.16. COMPENSATION REPORTS

         For a period of one year following the Closing, Purchaser shall provide Seller with a list of the monthly compensation report for distributors in the Distribution Network, prior to the payment of such compensation to distributors, for purposes of reviewing the monthly compensation report as a consultant to Purchaser on a pro bono basis. Any such reports or information so delivered or disclosed to Seller shall be kept in the strictest of confidence.

SECTION 7.17. FURTHER ACTIONS

         The Parties agree, in order to perfect Purchaser's right and title to and use of the Property, the Facilities and to accomplish the purpose of this Agreement, including obtaining reasonable title insurance, to execute all documents and take all such other action as the Parties may reasonably request, whether at or after the Closing Date, as may be reasonably necessary or proper to allow the Parties to receive the full benefits of this Agreement and Purchaser's purchase and operation of the Distribution Network. Seller shall further assist Purchaser in obtaining any Permits necessary to operate the Distribution Network.

ARTICLE VIII. MISCELLANEOUS

SECTION 8.01. ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, including those additional agreements referred to in the Schedules, embodies the entire understanding of the Parties. No amendment or modification of this Agreement may be made except in writing, signed by the Parties hereto.

SECTION 8.02. EXPENSES

         Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, and the consummation of the transactions contemplated hereby unless expressly provided herein.

SECTION 8.03. HEADINGS

         The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 8.04. NOTICES

         All notices, requests, demands, approvals, consents, waivers or other communications hereunder shall be in writing and shall be deemed duly given if delivered to or mailed by registered or certified mail, postage prepaid or by nationally recognized overnight express delivery service as follows:

         If to Purchaser to:  IMX Pharmaceuticals, Inc.
                              2295 Corporate Blvd., Ste. 131
                              Boca Raton, Florida 33431
                              Attn: William A. Forster

         If to Seller to:     Dri-Kleen, Inc d/b/a Enviro-Tech International and
                               ETI International, Inc.
                              Attn:  President
                              P.O. Box 98867
                              Las Vegas, Nevada 89193-8867
                              ~ or ~
                              3930 Ali Baba Lane
                              Las Vegas, Nevada 89118

A party may change their address for purposes of this Section 8.04 by giving notice hereunder.

SECTION 8.05. GOVERNING LAW; JURISDICTION

         This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the substantive law of the State of Nevada without regard to conflict of law principles. The Parties consent to the jurisdiction of the courts of the State of Nevada or the U.S. District Court for the District of Nevada as if all parts of the agreement were negotiated and effectuated there.

SECTION 8.06. BENEFICIARIES

         This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any other person other than the Parties hereto or their respective successors and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.07. COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Its execution shall be effective when copies of signed signature pages are exchanged by facsimile between the Parties.

SECTION 8.08. SEVERANCE

         If any section, subsection or provision of this Agreement, or the application of such section, subsection, or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

SECTION 8.09. SURVIVAL OF REPRESENTATIONS

         All representations and covenants contained in this Agreement shall survive the Closing.

SECTION 8.10. INDEMNIFICATION

         (a) Seller and ETI shall indemnify and hold Purchaser, their officers, directors, employees, and agents (each a "Seller Indemnified Entity") harmless from and against, and reimburse a Seller Indemnified Entity with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs incurred by the Seller Indemnified Entity by reason of, or arising out of (i) the material breach of any representation made by Seller or ETI in this Agreement; (ii) Seller's or ETI's failure to perform any action required by this Agreement or reasonably directed by Purchaser pursuant hereto; (iii) Seller's or ETI's failure to make any payment to an employee, landlord, equipment owner, government, government agency, or otherwise with respect to the Contract Personnel, the Delinquent Taxes, or the Property; (iv) claims arising from any actual or asserted product liability claim related to the Products sold in the Distribution Network on or before the Adjustment Date;
(v) claims arising from commissions paid to members of the

Distribution Network on or before May 22, 2000; and (vi) claims arising from credit balances of members of the Distribution Network that occurred prior to May 22, 2000.

         (b) Purchaser shall indemnify and hold ETI and Seller, their officers, directors, employees and agents (each a "Purchaser Indemnified Party") harmless from and against, and reimburse a Purchaser Indemnified Party with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs, incurred by the Purchaser Indemnified Party by reason of or arising out of (i) the material breach of any representation or covenant made by Purchaser in this Agreement; (ii) the failure by Purchaser to perform any action required by this Agreement; (iii) claims arising from any actual or asserted products liability claim not related to Products sold in the Distribution Network prior to the Adjustment Date; and (iv) claims arising from members of the Distribution Network arising from activities of Purchaser.

         (c) If a claim for which indemnification may be sought against the other party is asserted the party entitled to indemnification hereunder shall advise the other to that effect and shall thereafter permit the other to participate at such party's sole expense in the negotiation and settlement of that claim and to join in or assume the defense of any legal action arising therefrom with counsel selected by them and reasonably satisfactory to the other party. Either party may implead the other in any action that is subject to indemnity.

SECTION 8.11. BROKERS AND FINDERS

         All brokers' commissions related to the sale and purchase of the Distribution Network shall be borne equally and paid in accordance with that certain letter agreement ("Letter Agreement") between Seller, Purchaser and Shulman & Associates. No other broker or finder shall be entitled to any fees or commissions relating to this Agreement except as set forth in the Letter Agreement.

SECTION 8.12. INTERPRETATION

         The use of words "it" or "its," in reference to any party hereto shall be construed to be a proper reference even though a party may be a partnership, an individual or two or more individuals. The term "person" includes individuals; corporations, partnerships, associations, or other legal entities; and governments, governmental subdivisions, agencies, or instrumentalities. Words of one gender shall be deemed to include the other, or both, or neither. A provision of this Agreement that requires a party to perform an action shall be construed as requiring the party to perform the action or to cause such action to be performed. A provision of this Agreement that prohibits a party from performing an action shall be construed as prohibiting such party from performing such action or permitting others to perform such action. Wherever the term "including" is used herein, the same shall be deemed to read "including, but not limited to." The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The agreements contained in this Agreement shall not be construed as independent covenants. "Any" shall be deemed to read "any and all" whenever applicable. "Anytime" shall be deemed to read "anytime and from time to time" whenever applicable. The conjunction "and" shall include the conjunction "or" whenever applicable. The conjunction "or" shall include the conjunction "and" whenever applicable.

          (The balance of this page has been intentionally left blank)

         IN ORDER TO INDICATE THEIR INTENTION to be bound, the Parties hereto have caused this Agreement to be duly executed as of the date first above written by their respective duly authorized officers.

IMX PHARMACEUTICALS, INC.

By:    /s/
       -------------------------------------------
       Bill Forster, Chairman & CEO

DRI-KLEEN, INC. d/b/a Enviro-Tech International

By:    /s/
       ----------------------------------
       Rodney C. Yanke, Chairman & CEO

         ETI joins in its representations in ARTICLE IV and accepts the responsibilities assigned to it in ARTICLES IV, VI, VII and VIII. It shall be jointly and severally liable with Seller therefore in its representations and responsibilities.

ETI INTERNATIONAL, INC.

By:    /s/
       ----------------------------------
       Rodney C. Yanke, Chairman & CEO

                  AGREEMENT FOR SALE AND PURCHASE OF ASSETS

                                TABLE OF CONTENTS

ARTICLE I.    THE PARTIES....................................................2

   SECTION 1.01. THE PARTIES.................................................2
   SECTION 1.02. ASSIGNMENT..................................................2

ARTICLE II.   THE ASSETS PURCHASED AND LIABILITIES ASSUMED...................2

   SECTION 2.01. THE DISTRIBUTION NETWORK....................................2
   SECTION 2.02. THE EQUIPMENT...............................................2
   SECTION 2.03. THE SUPPLIES................................................3
   SECTION 2.04. THE SOFTWARE................................................3
   SECTION 2.05. THE PRODUCTION MATERIALS....................................3
   SECTION 2.06. THE RIGHTS..................................................3
   SECTION 2.07. THE CONTRACT RIGHTS.........................................3
   SECTION 2.08. RESERVED....................................................4
   SECTION 2.09. THE PERMITS.................................................4
   SECTION 2.10. THE CANADIAN LEASE..........................................4
   SECTION 2.11. THE DISTRIBUTORSHIPS........................................4
   SECTION 2.12. THE GOODWILL................................................4
   SECTION 2.13. THE INVENTORY...............................................4
   SECTION 1.14. THE LAS VEGAS PROPERTY......................................4
   SECTION 1.15. THE ELBOW LAKE PROPERTY.....................................5
   SECTION 1.16. TELEPHONE NUMBERS...........................................5
   SECTION 1.17. THE PROPERTY................................................5

ARTICLE III.  THE PURCHASE PRICE AND ITS PAYMENT.............................6

   SECTION 3.01. PURCHASE PRICE..............................................6
   SECTION 3.02. PAYMENT OF THE PURCHASE PRICE...............................6
   SECTION 3.03. ADJUSTMENTS TO PURCHASE PRICE...............................6
   SECTION 3.04. REGISTRATION OF THE STOCK PORTION...........................7
   SECTION 3.05. RESTRICTIONS ON SALE OF STOCK PORTION.......................7
   SECTION 3.06. SUPERVISION OF SALES........................................7

ARTICLE IV.   REPRESENTATIONS................................................8

   SECTION 4.01. SELLER'S REPRESENTATIONS....................................8
   SECTION 4.02. PURCHASER'S REPRESENTATIONS................................13

ARTICLE V.    CONDITIONS PRECEDENT TO THE CLOSING...........................15

   SECTION 5.01. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO
                 CLOSE......................................................15
   SECTION 5.02. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO
                 CLOSE......................................................17

ARTICLE VI.   THE CLOSING...................................................18

   SECTION 6.01. THE CLOSING CONFERENCE AND CLOSING DATE....................18
   SECTION 6.02. SELLER'S AND ETI'S RESPONSIBILITIES AT THE CLOSING



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


                 CONFERENCE.................................................18
   SECTION 6.03. PURCHASER'S RESPONSIBILITIES AT THE CLOSING
                 CONFERENCE.................................................19

ARTICLE VII.  ADDITIONAL COVENANTS..........................................19

   SECTION 7.01. TAXES......................................................19
   SECTION 7.02. NON-COMPETITION AND NON-SOLICITATION.......................19
   SECTION 7.03. ASSUMPTION AND PAYMENT OF CERTAIN OTHER
                 LIABILITIES OF SELLER AND ETI..............................20
   SECTION 7.04. ASSUMPTION AND PAYMENT OF COMMUNITY BANK
                 OBLIGATIONS................................................20
   SECTION 7.05. ASSUMPTION OF COBRA OBLIGATIONS............................20
   SECTION 7.06. REMOVAL OF YANKE FROM CERTAIN PERSONAL GUARANTIES..........21
   SECTION 7.07. ALLOCATION OF BONUS POOL/ROAD TO PLATINUM
                 INCENTIVE AWARDS...........................................21
   SECTION 7.08. LITIGATION PROCEEDS........................................21
   SECTION 7.09. CONFIDENTIALITY WITH RESPECT TO THE FORMULAE...............21
   SECTION 7.10. OPERATION OF SOFTWARE......................................21
   SECTION 7.11. RESTRICTION OF ISSUANCE OF PURCHASER'S CAPITAL
                 STOCK......................................................22
   SECTION 7.12. NO CHANGES IN BOARD EFFECTED BY SELLER.....................22
   SECTION 7.13. APPOINTMENT OF DIRECTORS OF PURCHASER......................22
   SECTION 7.14. RESTRICTIONS ON DISTRIBUTION OF PRODUCTS...................22
   SECTION 7.15. CONTINUATION OF IMX-ETI LIFE PARTNERS......................22
   SECTION 7.16. COMPENSATION REPORTS.......................................22
   SECTION 7.17. FURTHER ACTIONS............................................23

ARTICLE VIII. MISCELLANEOUS.................................................23

   SECTION 8.01. ENTIRE AGREEMENT; AMENDMENTS...............................23
   SECTION 8.02. EXPENSES...................................................23
   SECTION 8.03. HEADINGS...................................................23
   SECTION 8.04. NOTICES....................................................23
   SECTION 8.05. GOVERNING LAW; JURISDICTION................................24
   SECTION 8.06. BENEFICIARIES..............................................24
   SECTION 8.07. COUNTERPARTS...............................................24
   SECTION 8.08. SEVERANCE..................................................24
   SECTION 8.09. SURVIVAL OF REPRESENTATIONS................................24
   SECTION 8.10. INDEMNIFICATION............................................24
   SECTION 8.11. BROKERS AND FINDERS........................................25
   SECTION 8.12. INTERPRETATION.............................................25




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